Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Albert L. Reese, Jr., Chief Financial Officer of ATP Oil & Gas Corporation (the “Company”), do hereby certify that the Annual Report on Form 10-Q (the “Report”) for the quarter ended September 30, 2005, filed with the Securities Exchange Commission on the date hereof:

3)	fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

4)	the information contained in the Report fairly represents, in all material respects, the financial condition and the results of operations of the Company.

Date: November 4, 2005	By:	/s/ Albert L. Reese, Jr.
Albert L. Reese, Jr.
Chief Financial Officer